SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.)

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  FRANKLIN ALTERNATIVE STRATEGIES FUNDS

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FRANKLIN ALTERNATIVE STRATEGIES FUND

A SERIES OF FRANKLIN ALTERNATIVE STRATEGIES FUNDS

One Franklin Parkway

San Mateo, California 94403-1906

IMPORTANT NOTICE OF INTERNET AVAILABILITY
OF INFORMATION STATEMENT

This notice provides only an overview of the more complete Information Statement that is available to you on the Internet relating to the Franklin Alternative Strategies Fund (the “Fund”), a series of Franklin Alternative Strategies Funds (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement, available online at: https://franklintempletonprod.widen.net/s/dczwpwlzhw/068_stmt_0626.

The Information Statement describes recent changes involving the investment management of the Fund. The Fund seeks to achieve its investment goal by allocating its assets across multiple non-traditional or “alternative” strategies. The Fund is structured as a multi-manager fund (meaning the Fund’s assets are managed by multiple sub-advisors) and the Fund’s investment manager, Franklin Advisers, Inc. (“Franklin Advisers”), has the ultimate responsibility, subject to oversight by the Trust’s Board of Trustees (the “Board”), to oversee the Fund’s sub-advisors and recommend their hiring, termination and replacement. Franklin Advisers principally allocates the Fund’s assets among multiple sub-advisors who are implementing one or more non-traditional or alternative investment strategies (the “Sub-Advisors”). The Sub-Advisors, from time to time, may include sub-advisors that are unaffiliated and affiliated with Franklin Advisers.

Under an exemptive order from the U.S. Securities and Exchange Commission, Franklin Advisers is permitted to appoint and replace both wholly owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements with such sub-advisors without obtaining prior shareholder approval, but subject to the approval of the Board. At the meeting held on February 24, 2026, the Board, on behalf of the Fund, approved the new sub-advisory agreement between Franklin Advisers and Birnam Oak Advisors, LP (“Birnam Oak”), pursuant to which Birnam Oak will begin managing an allocated portion of the Fund’s assets.

A more detailed description of Birnam Oak and its investment operations, information about the new sub-advisory agreement with Birnam Oak, and the reasons the Board appointed Birnam Oak, are included in the Information Statement.

This Notice of Internet Availability of Information Statement is being mailed beginning on or about June 15, 2026, to shareholders of record of the Fund as of May 22, 2026. To reduce Fund expenses, we try to identify related shareholders in a household and send only one copy of the Notice of Internet Availability of Information Statement. This process, called “householding,” will continue indefinitely unless you instruct us otherwise. If you prefer not to have this document householded, please call us at (800) 632-2301. The Information Statement will be available online until at least September 14, 2026. A paper or e-mail copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN /(800) 342-5236. If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

FRANKLIN ALTERNATIVE STRATEGIES FUND

A SERIES OF FRANKLIN ALTERNATIVE STRATEGIES FUNDS

One Franklin Parkway

San Mateo, California 94403-1906

INFORMATION STATEMENT

This Information Statement describes recent changes involving the investment management of the Franklin Alternative Strategies Fund (the “Fund”), a series of Franklin Alternative Strategies Funds (the “Trust”). At a meeting held on February 24, 2026 the Trust’s Board of Trustees (the “Board” or the “Trustees”), on behalf of the Fund, approved a new sub-advisory agreement between Franklin Advisers, Inc. (“Franklin Advisers”), the Fund’s investment manager, and Birnam Oak Advisors, LP (“Birnam Oak” or the “New Sub-Advisor”), pursuant to which Birnam Oak will begin managing an allocated portion of the Fund’s assets. The Fund seeks to achieve its investment goal by allocating its assets across multiple non-traditional or “alternative” strategies. Franklin Advisers has the ultimate responsibility, subject to oversight by the Board, to oversee the Fund’s sub-advisors and recommend their hiring, termination and replacement. Franklin Advisers principally allocates the Fund’s assets among multiple sub-advisors which, from time to time, may include sub-advisors that are unaffiliated and affiliated with Franklin Advisers and who will implement one of more non-traditional or alternative investment strategies. The Fund is structured as a multi-manager fund. Under an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”), Franklin Advisers is permitted to appoint and replace both wholly owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements without obtaining prior shareholder approval, but subject to the approval of the Board (the “Manager of Managers Order”).

This Information Statement is being made available via the internet beginning on or about June 15, 2026 to all shareholders of record of the Fund as of May 22, 2026 (the “Record Date”). The Information Statement will be available online at https://franklintempletonprod.widen.net/s/dczwpwlzhw/068_stmt_0626 until at least September 14, 2026. A paper or e-mail copy of this Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN/(800) 342-5236.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Why am I receiving this Information Statement?

This Information Statement is being furnished to you by the Board to inform shareholders of recent changes in the investment management of the Fund. The Board, upon the recommendation of Franklin Advisers, has approved a new sub-advisory agreement between Franklin Advisers and Birnam Oak (the “New Sub-Advisory Agreement”). This Information Statement provides details regarding Birnam Oak, the New Sub-Advisory Agreement, and the reasons the Board appointed Birnam Oak.

What is the Manager of Managers Structure?

The Fund is structured as a multi-manager fund and Franklin Advisers has the ultimate responsibility, subject to oversight by the Board, to oversee sub-advisors and recommend their hiring, termination and replacement. Franklin Advisers also, subject to the review and approval of the Board: sets the Fund’s overall investment strategy; evaluates, selects and recommends sub-advisors to manage all or a portion of the Fund’s assets; and implements procedures reasonably designed to ensure that each sub-advisor complies with the Fund’s investment goal, policies and restrictions. Subject to review by the Board, Franklin Advisers allocates and, when appropriate, reallocates the Fund’s assets among sub-advisors and monitors and evaluates the sub-advisors’ performance. Each of the sub-advisors is responsible for selecting investments for that portion of the Fund’s portfolio allocated to it. As part of the Fund’s multi-manager structure, the Trust has received the Manager of Managers Order.

The Fund, however, must comply with certain conditions when relying on the Manager of Managers Order. One condition is that the Fund, by providing this Information Statement, inform shareholders of the hiring of any new wholly owned or unaffiliated sub-advisor within ninety (90) days after the hiring.

APPOINTMENT OF THE NEW SUB-ADVISOR TO THE FUND

Why was Birnam Oak appointed?

Franklin Advisers recommended, and the Board approved, the appointment of Birnam Oak as a sub-advisor to the Fund to manage a portion of the Fund’s assets using an event-driven strategy.

Franklin Advisers recommended the appointment of Birnam Oak based on Franklin Advisers’ belief that Birnam Oak will be a beneficial addition to the Fund because Franklin Advisers believes that Birnam Oak is well positioned to complement the Fund’s other sub-advisors by providing exposure to an event driven investment strategy that has the potential to diversify the Fund’s existing portfolio.

Has the addition of Birnam Oak increased the Fund’s fees and expenses?

No. The addition of Birnam Oak as a sub-advisor to the Fund has had no impact on the investment management fees charged to the Fund or the fees paid by Fund shareholders, because the fees paid by Franklin Advisers to the Fund’s sub-advisors are deducted from the fees paid by the Fund to Franklin Advisers. The addition of the New Sub-Advisor to the Fund has not materially changed the manner in which the Fund seeks to achieve its investment goal or the level of services that are provided to the Fund.

INFORMATION ABOUT BIRNAM OAK

Birnam Oak is an SEC-Registered Investment Adviser with its principal office and place of business located at 520 Madison Ave, Suite 2104, New York, New York, 10022. Birnam Oak is a Delaware Limited Partnership that was founded in September 2023. Birnam Oak Advisors GP, LLC, a Delaware limited liability company, serves as the general partner of Birnam Oak. One hundred percent of Birnam Oak’s capital interests are owned by CLD 2023 Revocable Trust. Chrisopher DeLong, Birnam Oak’s CEO and Portfolio Manager, is the beneficial owner of CLD 2023 Revocable Trust. Birnam Oak has approximately $577 million in regulatory assets under management as of December 31, 2025.

The names and principal occupations of the principal executive officers and directors of Birnam Oak, as of the Record Date, are set forth below. The business address of each person is 520 Madison Ave, Suite 2104, New York, New York, 10022.

Name	Title
Christopher L. DeLong	Founder, CEO, and Portfolio Manager
Erin Ross	Principal, COO, General Counsel, and CCO.

MATERIAL TERMS OF THE NEW SUB-ADVISORY AGREEMENT

Below is a summary of the material terms of the New Sub-Advisory Agreement. The terms are similar to the terms of other sub-advisory agreements Franklin Advisers has with the other unaffiliated sub-advisors for the Fund.

Services. Subject to the overall policies, direction and review of the Board and to the instructions and supervision of Franklin Advisers, the New Sub-Advisor provides certain investment advisory services for a portion of the Fund as agreed upon from time to time by Franklin Advisers and the New Sub-Advisor, including the formulation and implementation of a continuous investment program for that portion of the Fund’s assets allocated to the New Sub-Advisor by Franklin Advisers from time to time (the “Sub-Advised Portion”) and determining in its discretion the securities, cash and other financial instruments to be purchased, retained, sold, or exchanged for the Sub-Advised Portion in a manner consistent with the Fund’s investment strategy.

Management Fees. Franklin Advisers compensates the New Sub-Advisor for providing investment advice and analysis and for managing its Sub-Advised Portion.  Franklin Advisers pays the New Sub-Advisor for its services from the investment management fees it receives from the Fund.

Payment of Expenses. During the term of the New Sub-Advisory Agreement, the New Sub-Advisor will pay its own overhead expenses incurred by it in connection with providing advisory services under the New Sub-Advisory Agreement. The Fund and Franklin Advisers will be responsible for all of their respective expenses.

Continuance. The New Sub-Advisory Agreement will remain in effect for two years after its effective date, unless earlier terminated. The effective date of the New Sub-Advisory Agreement is February 24, 2026. As provided therein, the New Sub-Advisory Agreement is thereafter renewable annually (i) by a vote of the Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund, as defined in the Investment Company Act of 1940 (the “1940 Act”), provided that in either event the continuance is also approved by a vote of the majority of the Board who are not parties to the New Sub-Advisory Agreement or “interested persons,” as defined in the 1940 Act, of any party to the New Sub-Advisory Agreement or the Fund (“Independent Trustees”), by a vote cast at a meeting called for the purpose of voting on such approval.

Termination. The New Sub-Advisory Agreement may be terminated at any time, without payment of any penalty, (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund, upon sixty (60) days’ written notice to Franklin Advisers and the New Sub-Advisor, (ii) by Franklin Advisers or the New Sub-Advisor upon at least sixty (60) days’ written notice to the other party, (iii) by Franklin Advisers or the Fund upon a material breach by the New Sub-Advisor of any of the New Sub-Advisor’s obligations or representations under the New Sub-Advisory Agreement if such breach is not corrected by the New Sub-Advisor within five (5) business days after notice thereof by Franklin Advisers or the Fund; (iv) by the New Sub-Advisor upon a material breach by Franklin Advisers or the Fund of the New Sub-Advisory Agreement if

such breach is not corrected within five (5) business days after notice thereof by the New Sub-Advisor; and (v) by the New Sub-Advisor upon any material change to the Prospectus, SAI, registration or policies to which the New Sub-Advisor did not consent in writing and constitutes a material change to the investment strategy or the New Sub-Advisor’s compliance obligations.  The New Sub-Advisory Agreement shall terminate automatically in the event of any assignment thereof, as defined in the 1940 Act, and upon any termination of the investment management agreement between Franklin Advisers and the Fund. In the event that there is a proposed reorganization or change in control of the New Sub-Advisor that, in Trust counsel’s judgment, would act to terminate the Sub-Advisory Agreement, the Sub-Advisor agrees to assume all reasonable costs and expenses (including the costs of printing and mailing) associated with the preparation of a proxy statement or information statement, as may be needed, related to the continuation or replacement of the Sub-Advisory Agreement with the Sub-Advisor.

Standard of Care. Under the New Sub-Advisory Agreement, the New Sub-Advisor and its directors, officers or employees shall not be held liable to Franklin Advisers, the Fund, or to any shareholder of the Fund in the absence of the New Sub-Advisor’s material breach of the New Sub-Advisory Agreement, willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties, or untrue statement of material fact (or omission of such statement) in any Sub-Advisor information contain in the Prospectus, SAI, Registration Statement, proxy materials, reports, advertisements, sales literature or other materials, pertaining to the Sub-Advised Portion or the New Sub-Advisor to the extent that such statement was reviewed and approved in advance by the New Sub-Advisor and approved by the New Sub-Advisor for inclusion in the applicable materials. The New Sub-Advisor is not responsible for: (i) any acts taken or omitted by the Sub-Adviser that comply with any instructions or directions given to it by Franklin Advisers; or (ii) any acts or omissions of any other service provider, agent, or adviser to the Fund or the Trust, or sub-adviser to the Fund or Trust with respect to any portion of the assets of the Fund or the Trust not managed by the New Sub-Advisor.

What factors did the Board consider when approving the New Sub-Advisory Agreement?

In approving the New Sub-Advisory Agreement, the Board, including the Independent Trustees, determined that fees to be paid under the New Sub-Advisory Agreement were fair and reasonable and that approval of the New Sub-Advisory Agreement was in the best interests of the Fund and its shareholders. As part of the approval process, the Trustees considered the process undertaken and information provided during their consideration and approval on May 28, 2025 of the investment management agreement between Franklin Advisers and the Trust, on behalf of the Fund, and the sub-advisory agreement between Franklin Advisers and each of the Fund’s existing sub-advisors.

In making the foregoing approvals, the Independent Trustees received assistance and advice from their independent counsel and, in addition to the materials provided at prior meetings, considered various materials related to the New Sub-Advisory Agreement including: (1) a copy of the proposed form of New Sub-Advisory Agreement for Birnam Oak; (2) information describing the nature, quality and extent of services that Birnam Oak would provide to the Fund, and the proposed sub-advisory fees payable to Birnam Oak; (3) a report from Franklin Advisers on the diligence conducted on Birnam Oak and the reasons for recommending Birnam Oak as a sub-advisor for the Fund, including, but not limited to, Birnam Oak’s background, experience, personnel, operations, policies, procedures and compliance functions and plans for the integration of such operations, policies, procedures and compliance functions with those of Franklin Advisers; and (4) a report from the Fund’s Chief Compliance Officer regarding Birnam Oak’s compliance program and capabilities, including Birnam Oak’s policies and procedures in place to address potential conflicts of interest, and the diligence undertaken by the Fund’s Chief Compliance Officer with respect thereto.  The Board noted that the terms of the New Sub-Advisory Agreement were similar to the terms of the sub-advisory agreements with the Fund’s existing sub-advisors.

The Board’s consideration of whether to approve the New Sub-Advisory Agreement on behalf of the Fund took into account several factors including, but not limited to, the following:  (1) the nature and quality of the services to be provided by Birnam Oak to the Fund under the New Sub-Advisory Agreement; (2) Birnam Oak’s experience as a manager of other accounts; (3) Birnam Oak’s strength and reputation within the industry; (4) the fairness of the compensation under the New Sub-Advisory Agreement; (5) the personnel, operations, financial condition, and investment management capabilities, methodologies and resources of Birnam Oak; (6) profitability matters; (7) reports from Franklin Advisers on the diligence conducted on Birnam Oak and the reasons for recommending Birnam Oak as a sub-advisor for the Fund, including, but not limited to, Birnam Oak’s background, experience, personnel, operations, policies, procedures and compliance functions and plans for the integration of such operations, policies, procedures and compliance functions with those of Franklin Advisers; and (8) a report from the Trust’s Chief Compliance Officer regarding Birnam Oak’s compliance program and capabilities, including Birnam Oak’s policies and procedures in place to address potential conflicts of interest, and the diligence undertaken by the Trust’s Chief Compliance Officer with respect thereto.  Particular attention was given to the due diligence and risk management procedures of Franklin Advisers with respect to selecting and overseeing sub-advisors of the Fund, as well as Birnam Oak’s risk management program and to derivatives and other complex instruments that are expected to be held by the Fund and how such instruments are expected to be used to pursue the Fund’s investment goal.

The following discussion relates to certain primary factors relevant to the Board’s decision to approve the New Sub-Advisory Agreement. This discussion of the information and factors considered by the Board (including the information and factors discussed above) is not intended to be exhaustive, but rather summarizes certain factors considered by the Board.  In view of the wide variety of factors considered, the Board did not, unless otherwise noted, find it practicable to quantify or otherwise assign relative weights to the following factors. In addition, individual Trustees may have assigned different weights to various factors.

NATURE, EXTENT AND QUALITY OF SERVICES. The Trustees reviewed the nature, extent and quality of the services to be provided by Birnam Oak. In this regard, they reviewed the Fund’s investment goal and Birnam Oak’s proposed investment strategy, and Birnam Oak’s ability to implement such investment goal and/or investment strategy, including, but not limited to, Birnam Oak’s trading practices and investment decision processes.

With respect to the sub-advisory services to be provided by Birnam Oak, the Board noted the responsibilities that Birnam Oak would have with respect to the Sub-Advised Portion, including, among others, implementing the investment strategies with respect to the Sub-Advised Portion and ensuring compliance with the investment strategies, policies, and limitations of the Sub-Advised Portion. The Trustees considered the successful performance of Birnam Oak in managing other investment products with investment strategies similar to the investment strategies of the Sub-Advised Portion.

The Trustees reviewed the portfolio management team at Birnam Oak that would be responsible for managing the Sub-Advised Portion, including the team’s performance, staffing, skills and compensation program. The Trustees considered various other products, portfolios and entities that are advised by Birnam Oak, their relative fees and reasons for differences with respect thereto and any potential conflicts. The Board also considered a report from the Trust’s Chief Compliance Officer regarding Birnam Oak’s compliance program as such policies relate to the operations of the Fund. The Board considered the selection and due diligence process employed by Franklin Advisers in proposing Birnam Oak as a sub-advisor to the Fund, including the due diligence undertaken with respect to Birnam Oak’s compliance capabilities and efforts to integrate Birnam Oak’s operations, policies, procedures and compliance functions with those of Franklin Advisers.

Based on their review, the Trustees were satisfied with the nature and quality of the overall services to be provided by Birnam Oak to the Fund and its shareholders and were confident in the abilities of Birnam Oak to implement its proposed investment strategies, and to provide quality services to the Fund and its shareholders.

INVESTMENT PERFORMANCE. The Board noted that, as Birnam Oak had not provided any services to the Fund, there was no investment performance of Birnam Oak with respect to the Fund.  The Board considered the investment performance of Birnam Oak in managing other investment products with similar investment strategies to the investment strategies of the Sub-Advised Portion. The Board also considered the performance benchmarks for the Fund and how such benchmarks would be utilized to measure the performance of Birnam Oak in managing the Sub-Advised Portion.

COMPARATIVE EXPENSES AND PROFITABILITY. The Board considered the cost of the services to be provided by Birnam Oak. The Board also noted that it could not evaluate Birnam Oak’s profitability with respect to the Fund since no assets had yet been allocated to Birnam Oak.

The Board noted that the sub-advisory fees would be paid by Franklin Advisers to Birnam Oak and would not be additional fees to be borne by the Fund. The Board also noted that the sub-advisory fees to be paid by Franklin Advisers to Birnam Oak were the product of negotiations between Franklin Advisers and Birnam Oak and the Board considered the allocation of the investment management fee charged to the Fund between Franklin Advisers and Birnam Oak in light of the nature, extent and quality of the investment management services expected to be provided by Franklin Advisers and Birnam Oak. The Trustees considered various other products, portfolios and entities that are advised by Birnam Oak and the allocation of assets and expenses among and within them, as well as their relative fees and reasons for differences with respect thereto and any potential conflicts. The Board considered the extent to which Birnam Oak may derive ancillary benefits from the Fund’s operations.

With respect to the impact on Franklin Advisers’ and its affiliates’ profitability as a result of hiring Birnam Oak as a sub-advisor to the Fund, the Board considered the following: (1) the fee waiver and expense limitation arrangements in effect, the amount of Fund expenses that were absorbed since the inception of the Fund by Franklin Advisers through such arrangements, and the expected impact of the engagement of Birnam Oak on the amount of Fund expenses being waived by Franklin Advisers, (2) the level of sub-advisory fees to be paid to Birnam Oak, and (3) Franklin Advisers’ belief that the hiring of Birnam Oak will not have any material impact on Franklin Advisers’ profitability.

Based upon its consideration of all these factors, the Board determined that the sub-advisory fee structure for Birnam Oak was fair and reasonable.

ECONOMIES OF SCALE. The Board considered economies of scale that may be realized by Birnam Oak as the Fund grows larger and the extent to which such economies of scale may be shared with Fund shareholders, as for example, in the level of the sub-advisory fees charged, in the quality and efficiency of services rendered and in increased capital commitments benefiting the Fund directly or indirectly. The Board concluded that economies of scale were deemed not to be a significant factor at that time in light of, among other matters, the fee waiver and expense limitation arrangement in effect.

CONCLUSION. After consideration of the foregoing factors, and such other matters as were deemed relevant, and with no single factor being determinative to their decision, the Trustees—including a majority of the Independent Trustees—with the assistance of independent counsel approved the New Sub-Advisory Agreement, including the fees payable thereunder, with Birnam Oak for the Fund.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Investment Manager and Unaffiliated Sub-Advisors

Franklin Advisers currently serves as the Fund’s investment manager pursuant to an amended and restated investment management agreement dated September 25, 2013, as subsequently amended from time to time, between the Trust, on behalf of the Fund, and Franklin Advisers (the “Management Agreement”). The Management Agreement was most recently approved and renewed by the Board, including the Independent Trustees, on May 28, 2025. Franklin Advisers’ principal offices are located at One Franklin Parkway, San Mateo, CA 94403. Together, Franklin Advisers and its affiliates manage, as of December 31, 2025, approximately $1.68 trillion in assets. Franklin Advisers has been in the investment management business since 1947. Franklin Advisers is a wholly-owned subsidiary of Franklin Resources, Inc. (“Resources”). Resources is a publicly owned holding company with its principal offices located at One Franklin Parkway, San Mateo, California 94403-1906. The principal stockholders of Resources are Charles B. Johnson and Rupert H. Johnson, Jr., who owned approximately 19% and 20%, respectively, of its outstanding shares as of April 30, 2026.  The shares deemed to be beneficially owned by Charles B. Johnson include certain shares held by two private charitable foundations for which he is a trustee, of which he disclaims beneficial ownership.  The shares deemed to be beneficially owned by Rupert H. Johnson, Jr.

include certain shares held by a private charitable foundation for which he is a trustee or by his spouse, of which he disclaims beneficial ownership.

The Trustees who are interested persons of Franklin Advisers or its affiliates and certain officers of the Trust who are shareholders of Resources are not compensated by the Trust or the Fund for their services, but may receive indirect remuneration due to their participation in management, advisory and other fees received by Franklin Advisers and its affiliates from the Fund.

The Trust employs Franklin Advisers to manage the investment and reinvestment of the Fund’s assets, to administer its affairs and to provide or procure, as applicable, administrative and other services, subject to the oversight of the Board. Under the Management Agreement, Franklin Advisers has the authority to supervise and direct the Fund’s investments and has the discretion to determine from time to time what securities and other investments will be purchased or sold by the Fund and what portion of its assets will be invested or held uninvested as cash. Franklin Advisers also may place orders with or through such brokers, dealers or futures commissions merchants as it may select. In addition, Franklin Advisers has the authority and discretion to delegate its investment management responsibilities through the appointment of one or more sub-advisors. In allocating the Fund’s assets, Franklin Advisers has discretion to not allocate any assets to one or more sub-advisors at any time.

The Fund pays Franklin Advisers a fee equal to an annual rate based on the Fund’s average daily value of its net assets for managing the Fund’s assets, including investment advisory services and Fund administration services, as listed below:

• 1.70% of the value of net assets up to and including $1 billion;

• 1.65% of the value of net assets over $1 billion up to and including $1.5 billion;

• 1.60% of the value of net assets over $1.5 billion up to and including $3 billion; and

• 1.55% of the value of net assets in excess of $3 billion.

The fee is calculated daily and paid monthly according to the terms of the Management Agreement. Each class of the Fund’s shares pays its proportionate share of the fee.

Franklin Advisers has contractually agreed to waive the investment management fee it receives from the Fund in an amount equal to the investment management fee it was paid by a Cayman Islands-based company that is wholly owned by the Fund (the “Subsidiary”). This waiver may not be terminated and will remain in effect for as long as Franklin Advisers’ contract with the Subsidiary is in place.

In addition, Franklin Advisers has contractually agreed to waive and/or reimburse operating expenses (excluding Rule 12b-1 fees; acquired fund fees and expenses; expenses related to securities sold short; and certain non-routine expenses or costs, such as those relating to litigation, indemnification, reorganizations and liquidations) for the Fund so that the ratio of total annual fund operating expenses will not exceed 1.70% for each share class. In addition, transfer agency fees on Class R6 shares of the Fund have been capped so that transfer agency fees for that class do not exceed 0.03%. These contractual arrangements are expected to continue until September 30, 2026. During the terms, the fee waiver and expense reimbursement agreements may not be terminated or amended without approval of the board of trustees except to add series or classes, to reflect the extension of termination dates or to lower the waiver and expense limitation (which would result in lower fees for shareholders).

The investment management fees, as a percentage of the Fund’s net assets, before and after such waiver, for the fiscal year ended May 31, 2025 were 1.70% and 1.42%, respectively. For the fiscal year ended May 31, 2025, the aggregate amount of the investment management fees paid by the Fund to Franklin Advisers was $8,107,491 (after fee waivers). Investment management fees before fee waivers totaled $9,720,498.

 Franklin Advisers compensates each sub-advisor for providing investment advice and analysis and for managing its respective portion of the assets allocated to it from time to time. Franklin Advisers pays each of the sub-advisors for their services from the investment management fees it receives from the Fund.

During the fiscal year ended May 31, 2025, Franklin Advisers paid the unaffiliated sub-advisors a fee, in the aggregate, equal to the annual rate of 0.92%. For the last fiscal year ended May 31, 2025, the aggregate amount of sub-advisory fees paid by Franklin Advisers to the unaffiliated sub-advisors was $4,832,102. In the aggregate, for the fiscal year ended May 31, 2025, Franklin Advisers retained, or paid to wholly-owned sub-advisors, $4,888,396, equal to an annual rate of 0.93% (which amounted to 0.66% or $3,448,234 after waivers).

The Fund’s current sub-advisors, with the exception of Birnam Oak, and their associated strategies are listed below.

Name of Sub-Advisor	Strategy
Electron Capital Partners, LLC	Long Short Equity
Jennison Associates, LLC	Long Short Equity
ActusRayPartners Limited	Long Short Equity
Apollo Credit Management LLC	Relative Value
Lazard Asset Management, LLC	Relative Value
RBC Global Asset Management (UK) Limited (formerly, BlueBay Asset Management LLP)	Global Macro
Graham Capital Management, L.P.	Global Macro
RBC Global Asset Management (US) Inc.	Global Macro
Capital Fund Management S.A.	Global Macro

In order to gain exposure to commodities, the Fund has established the Subsidiary to invest in commodity-linked derivatives, including swaps, certain commodity-linked notes, options, futures and options on futures. The Fund must meet certain requirements under the Internal Revenue Code for favorable tax treatment as a regulated investment company, relating to sources of its income and diversification of its assets. The Fund intends to treat the income from its investment in the Subsidiary as qualifying income realized in connection with its investment in the stock of the Subsidiary. The tax treatment of commodity-linked derivative instruments may be adversely affected by changes in legislation, regulations or other legally binding authority which may, in turn, affect the Fund’s investment in the Subsidiary.

The Administrator

The Administrator for the Fund is Franklin Templeton Services, LLC (“FT Services”), with offices at One Franklin Parkway, San Mateo, California 94403-1906. FT Services is an indirect, wholly owned subsidiary of Resources and an affiliate of Franklin Advisers and the Fund’s principal underwriter. The Bank of New York Mellon, Mutual Funds Division, 100 Church Street, New York, New York 10286, has an agreement with FT Services to provide certain sub-administrative services for the Fund. The administrative services The Bank of New York Mellon provides include, but are not limited to, certain fund accounting, financial reporting, tax, corporate governance and compliance and legal administration services.

The Principal Underwriter

The principal underwriter for the Fund is Franklin Distributors, LLC (“Distributors”). Distributors is located at One Franklin Parkway, San Mateo, California 94403-1906. As principal underwriter, Distributors receives underwriting commissions and 12b-1 fees pursuant to separate Rule 12b-1 plans adopted by the Board for the Fund, which fees are used for, among other things, service fees paid to securities dealers or others who have executed a servicing agreement with the Fund, Distributors or its affiliates and who provide service or account maintenance to shareholders (service fees), and the expenses of printing prospectuses and reports used for sales purposes, of marketing support and of preparing and distributing sales literature and advertisements. Distributors does not receive compensation from the Fund for acting as underwriter of the Fund’s Class R6 and Advisor Class shares. In connection with the offering of the Fund’s Class A and C shares, Distributors received $18,792 in total commissions and retained $2,143 for the fiscal year ended May 31, 2025. Distributors also received $1,408 in connection with the redemption or repurchase of shares for the fiscal year ended May 31, 2025. For the fiscal year ended May 31, 2025, the Fund paid $147,360 under the Fund’s Class A 12b-1 plan, $65,574 under the Fund’s Class C 12b-1 plan, and $1,564 under the Fund’s Class R 12b-1 plan. These services continue to be provided subsequent to the approval of the New Sub-Advisory Agreement.

The Transfer Agent

The transfer agent and shareholder servicing agent for the Fund is Franklin Templeton Investor Services, LLC, located at 100 Fountain Parkway, St. Petersburg, FL 33716.

Other Matters

The Fund’s annual and semi-annual report to shareholders and Form N-CSR filed with the SEC, which includes the annual and semi-annual financial statements, are available free of charge. To obtain a copy, please call (800) DIAL BEN/ (800) 342-5236 or send a written request to Franklin Templeton Investor Services, LLC, P.O. Box 33030, St. Petersburg, Florida 33733-8030.

Principal Shareholders

The outstanding shares and classes of the Fund as of May 22, 2026, are set forth in Exhibit A.

From time to time, the number of shares held in “street name” accounts of various securities dealers for the benefit of their clients may exceed 5% of the total shares outstanding of any class of the Fund. To the knowledge of the Fund’s management, as of May 22, 2026, there were no other entities, except as set forth in Exhibit A, owning beneficially more than 5% of the outstanding shares of any class of the Fund.

In addition, to the knowledge of the Trust’s management, as of May 22, 2026, no Trustee of the Trust owned 1% or more of the outstanding shares of any class of the Fund. The Trustees and officers, as a group, of the Trust owned less than 1% of the outstanding shares of each class of shares of the Fund.

Contacting the Board

If a shareholder wishes to send a communication to the Board, such correspondence should be in writing and addressed to the Board at the Trust’s offices, One Franklin Parkway, San Mateo, California 94403-1906, Attention: Secretary. The correspondence will be given to the Board for review and consideration.

EXHIBIT A

OUTSTANDING SHARES OF THE FRANKLIN ALTERNATIVE STRATEGIES FUND AS OF MAY 22, 2026

Franklin Alternative Strategies Fund	Outstanding Shares
Class A Shares	4,769,376.053
Class C Shares	270,354.298
Class R Shares	26,637.285
Class R6 Shares	12,460,644.834
Advisor Class Shares	32,896,062.272
Total	50,423,074.742

5% SHAREHOLDERS

Entities Owning Beneficially more than Five Percent (5%) of the Outstanding Shares of any Class of Franklin Alternative Strategies Fund as of May 22, 2026

Class	Name and Address of Account	Share Amount	Percentage of Class (%)
Class A Shares	LPL FINANCIAL A C 1000-0005 OMNIBUS CUSTOMER ACCOUNT ATTN MUTUAL FUND TRADING 4707 EXECUTIVE DRIVE SAN DIEGO CA 921213091	933,028.262	19.56
	NATIONAL FINANCIAL SERVICES LLC FBO EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUND DEPARTMENT 4TH FLR 499 WASHINGTON BLVD JERSEY CITY NJ 073101995	649,769.839	13.62

	WFCS LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER 2801 MARKET STREET ST LOUIS MO 631032523	555,442.607	11.65
	MORGAN STANLEY SMITH BARNEY LLC FOR THE EXCLUSIVE BEN OF ITS CUSTOMERS 1 NEW YORK PLAZA FL 12 NEW YORK NY 100041901	443,296.724	9.30
	PERSHING LLC 1 PERSHING PLAZA JERSEY CITY NJ 073990002	322,836.992	6.77
	MERRILL LYNCH PIERCE FENNER & SMITH FOR THE BENEFIT OF ITS CUSTOMER ATTN FUND ADMINISTRATION 4800 DEER LAKE DR E JACKSONVILLE FL 322466484	291,772.825	6.12
	AMERICAN ENTERPRISE INVESTMENT SVC FBO 41999970 707 2ND AVE S MINNEAPOLIS MN 554022405	279,222.875	5.85
Class C Shares	NATIONAL FINANCIAL SERVICES LLC FBO EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUND DEPARTMENT 4TH FLR 499 WASHINGTON BLVD JERSEY CITY NJ 073101995	42,094.831	15.57
	PERSHING LLC 1 PERSHING PLAZA JERSEY CITY NJ 073990002	40,151.021	14.85
	WFCS LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER 2801 MARKET ST SAINT LOUIS MO 631032523	38,984.33	14.42
	LPL FINANCIAL A C 1000-0005 OMNIBUS CUSTOMER ACCOUNT ATTN MUTUAL FUND TRADING 4707 EXECUTIVE DRIVE SAN DIEGO CA 921213091	28,593.073	10.58
	RAYMOND JAMES OMNIBUS FOR MUTUAL FUNDS HOUSE ACCT FIRM 92500015 ATTN COURTNEY WALLER 880 CARILLON PARKWAY ST PETERSBURG FL 337161102	23,773.862	8.79
Class R Shares	MICHAEL STUFFLEBEAM TRSTE SMILES IN MOTION PC DEFINED BEN PLN 207 E CHURCH ST STE 3 MARSHALLTOWN IA 501582972	9,806.552	36.82
	MATRIX TRUST COMPANY AS AGENT FOR NEWPORT TRUST COMPANY REID HOSPITAL HEALTHCARE SVCS 45 330 PRIMERA BLVD SUITE 200 LAKE MARY FL 32746	10,425.043	39.14

	NATIONAL FINANCIAL SERVICES LLC FBO EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUND DEPARTMENT 4TH FLR 499 WASHINGTON BLVD JERSEY CITY NJ 073101995	2,605.133	9.78
	MATRIX TRUST COMPANY AS AGENT FOR NEWPORT TRUST COMPANY REID HOSPITAL HEALTHCARE SVCS EX 330 PRIMERA BLVD SUITE 200 LAKE MARY FL 32746	1,478.304	5.55
Class R6 Shares	J.P. MORGAN SECURITIES LLC FOR THE EXCL BENE OF OUR CUST OMNIBUS ACCOUNT MUTUAL FUND DEPARTMENT 575 WASHINGTON BLVD FL 6 JERSEY CITY NJ 073101616	10,845,536.624	87.04
	NATIONAL FINANCIAL SERVICES LLC FBO EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUND DEPARTMENT 4TH FLR 499 WASHINGTON BLVD JERSEY CITY NJ 073101995	1,264,344.125	10.15
Advisor Class Shares	NATIONAL FINANCIAL SERVICES LLC FBO EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUND DEPARTMENT 4TH FLR 499 WASHINGTON BLVD JERSEY CITY NJ 073101995	11,467,631.166	34.86
	SEI PRIVATE TRUST COMPANY C O FTCI 1 FREEDOM VALLEY DR OAKS PA 194569989	5,199,129.938	15.81
	MORGAN STANLEY SMITH BARNEY LLC FOR THE EXCLUSIVE BEN OF ITS CUSTOMERS 1 NEW YORK PLAZA FL 12 NEW YORK NY 100041901	3,136,795.612	9.54
	AMERICAN ENTERPRISE INVESTMENT SVC FBO 41999970 707 2ND AVE S MINNEAPOLIS MN 554022405	2,652,751.952	8.06
	CHARLES SCHWAB & CO INC SPECIAL CUSTODY A/C FBO CUSTOMERS ATTN MUTUAL FUNDS 211 MAIN ST SAN FRANCISCO CA 941051905	2,228,676.145	6.78
	WFCS LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER 2801 MARKET STREET ST LOUIS MO 631032523	2,218,181.141	6.74
	UBS WM USA 0O0 11011 6100 OMNI ACCOUNT M/F SPEC CDY A/C EXCL BEN CUSTOMERS UBSFSI 1000 HARBOR BLVD WEEHAWKEN NJ 070866761	1,929,106.003	5.86